===============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                  ---------------------------------------
                                  FORM 8-K
                  ---------------------------------------

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                  ---------------------------------------

                             DECEMBER 14, 2006
                               Date of Report

                              DECEMBER 8, 2006
                      Date of Earliest Event Reported

                  ---------------------------------------

                              NTL INCORPORATED
           (Exact name of registrant as specified in its charter)

       DELAWARE                   000-50886                   59-3778427
    (State or other        (Commission File Number)          (IRS Employer
    jurisdiction of                                       Identification No.)
   incorporation or
     organization)
                              909 THIRD AVENUE
                                 SUITE 2863
                          NEW YORK, NEW YORK 10022
            (Address of principal executive offices) (Zip Code)

                               (212) 906-8440
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    |_| Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS FOR CERTAIN OFFICERS.

NTL Incorporated (the "Company") has entered into an Amended and Restated Employment Agreement, dated as of December 8, 2006, with Bryan H. Hall (the "Amended Employment Agreement"), pursuant to which Mr. Hall will continue to serve as the General Counsel of the Company. The following summary of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the Amended Employment Agreement attached as Exhibit
10.1 hereto and incorporated by reference herein.

The Amended Employment Agreement supersedes and replaces in its entirety the prior employment agreement, dated as of May 28, 2004, to which Mr. Hall and NTL Incorporated (now renamed NTL Holdings Inc.) ("Old NTL") were parties prior to the combination of Old NTL and the Company (formerly Telewest Global, Inc.).

Pursuant to the Amended Employment Agreement, the Company has agreed to provide Mr. Hall with the following compensation and benefits:

     o A base salary of (pound)300,000 per year in respect of the period prior to September 12, 2006, and (pound)320,000 per year in respect of the period on and following September 12, 2006.

     o An annual bonus opportunity under the Company's cash bonus plans with an on-target bonus percentage of 75% of base salary, subject to a maximum of 150% of base salary. Mr. Hall will also participate in the Company's Long Term Incentive Plan as in effect from time to time.

     o The opportunity to participate in health insurance and life insurance plans, policies, programs and arrangements in accordance with the Company's policies as in effect from time to time, as well as the right to receive the benefits of the Company's standard expatriate benefits package.

In connection with his entry into the Amended Employment Agreement, the Company granted Mr. Hall options to purchase 150,000 shares of common stock of the Company at a per share exercise price of $24.83 and 67,500 shares of restricted stock of the Company. These options and shares will vest in three equal increments on March 15, 2007, March 15, 2008, and January 15, 2009, subject to Mr. Hall's continued employment and other terms and conditions contained in the stock option agreement and restricted stock agreement between the Company and Mr. Hall attached as Exhibits 10.2 and
10.3 hereto, respectively, and incorporated by reference herein. Upon the occurrence of a change in control of the Company, these options and shares will automatically become fully vested.

The term of the Amended Employment Agreement ends on January 15, 2009. In the event that, during the term, the Company terminates Mr. Hall's employment without cause or Mr. Hall suffers a constructive termination without cause, the Company will pay Mr. Hall a lump-sum severance payment of cash equal to three times his then-current base salary. If Mr. Hall's employment with the Company is not renewed upon the expiration of the term, the Company will pay him a lump-sum severance payment of cash equal to the sum of (1) a minimum of six months of his then-current base salary and a maximum of one times his then-current annual base salary and (2) a full annual bonus for the Company's 2008 fiscal year based on the actual satisfaction of applicable performance goals.

Mr. Hall is subject to customary non-competition and non-solicitation covenants during his term of employment and for eighteen months following termination of his employment, as well as to customary confidentiality covenants. The Amended Employment Agreement indemnifies Mr. Hall for losses incurred by him in connection with his service as a director or officer of the Company.

ITEM 9.01.  EXHIBITS

EXHIBIT           DESCRIPTION
----------------  -------------------------------------------------------------

10.1 Amended and Restated Employment Agreement entered into by and between NTL Incorporated and Bryan H. Hall, dated as of December 8, 2006.

10.2 Incentive Stock Option Notice from NTL Incorporated to Bryan H. Hall, dated as of December 8, 2006.

10.3 Restricted Stock Agreement between NTL Incorporated and Bryan H. Hall, dated as of December 8, 2006.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  December 14, 2006

                                             NTL INCORPORATED

                                             By: /s/ Scott Dresser
                                                ----------------------------
                                                Name:   Scott Dresser
                                                Title:  Assistant Secretary

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
----------------  -------------------------------------------------------------

10.1 Amended and Restated Employment Agreement entered into by and between NTL Incorporated and Bryan H. Hall, dated as of December 8, 2006.

10.2 Incentive Stock Option Notice from NTL Incorporated to Bryan H. Hall, dated as of December 8, 2006.

10.3 Restricted Stock Agreement between NTL Incorporated and Bryan H. Hall, dated as of December 8, 2006.